UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2008

MIPSOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-140652	20-4047619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

128 E. Fairview Ave. Spokane, WA	99207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 484-6385

N/A
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 13, 2008, we entered into agreements with Jeff Lamberson, Glen Southard and Edward Hunton, three of our officers and directors, whereby we agreed to issue a total of 308,400 units consisting of one share of our common stock and one three year warrant with an exercise price of $.50 priced at $.50 per unit, for the conversion of certain accrued salaries for each of these officers and directors, for a total conversion of $154,200.00 of accrued salaries. There were no brokerage or underwriting commissions paid in these transactions. The common stock issued to these three officers and directors, which are issued as “restricted securities,” were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 because they were transactions by an issuer that did not involve a public offering. In addition, the recipients of these shares of common stock are deemed to be accredited investors since they are current officers or directors of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

9.01 (c) Exhibits

A Copy of the executed Subscription Agreements of Mr. Lamberson, Dr. Southard, and Mr. Hunton is included as Exhibit 99.1 with this current report on Form 8-K and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPSolutions, INC.

By:   /s/  Edward A. Hunton
Edward A. Hunton, Director, Treasurer & Corp. Sec.

Date:  June 16, 2008

Exhibit

99.1 Executed Subscription Agreements of Mr. Lamberson, Dr. Southard, and Mr. Hunton